UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

HPS CORPORATE LENDING FUND

(Exact name of Registrant as specified in Its Charter)

Delaware	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Investment Advisory Agreement

On November 27, 2024, HPS Corporate Lending Fund (the “Fund”) entered into a Second Amended and Restated Investment Advisory Agreement (the “Second Amended and Restated Investment Advisory Agreement”) with HPS Advisors, LLC, the Fund’s investment adviser (the “Adviser”). The Second Amended and Restated Investment Advisory Agreement amends and restates the Amended and Restated Investment Advisory Agreement dated as of June 30, 2023, by and between the Fund and the Adviser (the “Amended and Restated Investment Advisory Agreement”) in response to comments issued by certain state securities regulators in connection with their review of the Fund’s continuous offering of common shares of beneficial interest (the “Offering”). The terms of the Second Amended and Restated Investment Advisory Agreement are unchanged from those of the Amended and Restated Investment Advisory Agreement, under which the Adviser has provided investment advisory services to the Fund, except to, among other things, update certain indemnification and exculpation provisions as applied to the Adviser and HPS Investment Partners, LLC as the Fund’s administrator (the “Administrator”) and clarify certain provisions with respect to expenses to be borne by the Adviser.

Third Amended and Restated Administration Agreement

On November 27, 2024, the Fund entered into a Third Amended and Restated Administration Agreement (the “Third Amended and Restated Administration Agreement”) with the Administrator. The Third Amended and Restated Administration Agreement amends and restates the Second Amended and Restated Administration Agreement, dated as of June 30, 2023, by and between the Fund and the Administrator (the “Second Amended and Restated Administration Agreement”) in response to comments issued by certain state securities regulators in connection with their review of the Offering. The terms and conditions of the Third Amended and Restated Administration Agreement are unchanged from those of the Second Amended and Restated Administration Agreement, under which the Administrator has provided administrative services to the Company, except to, among other things, update certain indemnification and exculpation provisions as applied to the Administrator and clarify certain provisions with respect to expenses to be borne by the Administrator.

The descriptions above are only summaries of material updates to the Second Amended and Restated Investment Advisory Agreement and the Third Amended and Restated Administration Agreement and are qualified in their entirety by reference to a copy of the Second Amended and Restated Investment Advisory Agreement and the Third Amended and Restated Administration Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2024, the Board of Trustees of the Fund adopted the Fund’s Seventh Amended and Restated Declaration of Trust (the “Seventh Amended and Restated Declaration of Trust”), effective the same day, in response to comments issued by certain state securities regulators in connection with their review of the Offering. The Seventh Amended and Restated Declaration of Trust, among other items, clarifies that certain types of costs and expenses of the Administrator will not be borne by the Fund.

The description above is only a summary of material updates to the Seventh Amended and Restated Declaration of Trust and is qualified in its entirety by reference to a copy of the Seventh Amended and Restated Declaration of Trust, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Seventh Amended and Restated Declaration of Trust

10.1	Second Amended and Restated Investment Advisory Agreement

10.2	Third Amended and Restated Administration Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: November 27, 2024	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer